EXHIBIT 99.1

CHINA VTV LIMITED.

F-1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Report of Independent Registered Public Accounting Firm

To the Stockholder and the Board of Director of China VTV Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of China VTV Limited (the Company) as of February 28, 2019 and 2018, the related statements of operations and comprehensive income (loss), stockholder’s equity (deficit), and cash flows for each of the two years in the period ended February 28, 2019, and the related notes (collectively referred to as the “financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at February 28, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended February 28, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that China VTV Limited will continue as a going concern. As described in Note 2 to the financial statements, the Company has incurred losses from operations, has a working capital deficit, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.
We have served as the Company's auditor since 2019.
Diamond Bar, California
July 15, 2019

F-2

CHINA VTV LIMITED
BALANCE SHEETS

	February 28,	February 28,
	2019	2018

Assets
Current Assets
Cash and cash equivalents	$-	$-
Total currjent assets	-	-
Total Assets	$-	$-

Liabilities and Stockholder’s Deficit

Current Liabilities
Due to related party	136,265	123,220
Total current liabilities	136,265	123,220

Total liabilities	136,265	123,220

Stockholder's Deficit
Common stock, no par value,1,000,000 shares issued and outstanding	128,982	128,982
Additional paid-in capital	2,072,683	1,210,684
Accumulated deficit	(2,337,167)	(1,462,160)
Accumulated other comprehensive loss	(763)	(726)
Total stockholder's deficit	(136,265)	(123,220)

Total Liabilities and Stockholder's Deficit	$-	-

The accompanying notes are an integral part of these financial statements.

F-3

CHINA VTV LIMITED
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME(LOSS)
FOR THE YEARS ENDED FEBRUARY 28, 2019 AND 2018

	2019	2018
Operating revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses
Research and development expenses	861,581	432,898
General and administrative expenses	13,426	30,378
Total operating expenses	875,007	463,276

Loss from operations	(875,007)	(463,276)

Loss before income taxes	(875,007)	(463,276)

Provision for income taxes	-	-

Net loss	$(875,007)	$(463,276)

Other Comprehensive Income (Loss):
Net loss	$(875,007)	$(463,276)
Foreign currency translation adjustment, net of tax	(37)	428
Comprehensive Loss	$(875,044)	$(462,848)

The accompanying notes are an integral part of these financial statements.

F-4

CHINA VTV LIMITED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED FEBRUARY 28, 2019 AND 2018

	2019	2018
Cash Flows from Operating Activities
Net loss	$(875,007)	$(463,276)
Net cash used in operating activities	(875,007)	(463,276)

Cash Flows from Financing Activities
Advance from the shareholder	13,426	30,378
Capital contribution from the shareholder	861,581	432,898
Net cash provided by financing activities	875,007	463,276

Net increase (decrease) in cash and cash equivalents	-	-

Cash and Cash Equivalents
Beginning	-	-
Ending	$-	$-

Supplemental Disclosure of Cash Flows
Cash paid during the year for:
Interest expenses	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

CHINA VTV LIMITED
STATEMENTS OF STOCKHOLDER'S EQUITY
					Accumulated
	Common Stock				Other	Stockholder's
	Number of		Additional	Accumulated	Comprehensive	Equity
	shares	Amounts	Paid-in Capital	Deficit	Income/ Loss	(Deficit)
Balance at February 28, 2017	1,000,000	$128,982	$777,248	$(998,884)	$(1,154)	$(93,808)
Capital contribution	-	-	433,436	-	-	433,436
Foreign currency translation	-	-	-	-	428	428
Net loss for the year	-	-	-	(463,276)	-	(463,276)
Balance at February 28, 2018	1,000,000	$128,982	$1,210,684	$(1,462,160)	$(726)	$(123,220)
Capital contribution	-	-	861,999	-	-	861,999
Foreign currency translation	-	-	-	-	(37)	(37)
Net loss for the year	-	-	-	(875,007)	-	(875,007)
Balance at February 28, 2019	1,000,000	$128,982	$2,072,683	$(2,337,167)	$(763)	$(136,265)

The accompanying notes are an integral part of these financial statements.

F-6

CHINA VTV LIMITED

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2019 AND 2018

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

China VTV Limited (the “Company”) was incorporated on January 9, 2015 under the laws of Hong Kong. The Company’s business plan is to develop an Over-The-Top (the “OTT”) streaming media platform and to become a content provider that distributes streaming media directly to paid membership over the internet. As of the date of this annual report, The Company has conducted limited business operations and had no revenues from operations since its inception.

Fiscal Period

Effective on January 31, 2019, the Company changed its fiscal year end to February 28.

Basis of Presentation

The accompanying financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Classification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss nor accumulated deficit.

Research and Development Expenses

Research and development costs are generally expensed as incurred. Research and development expenses mainly consist of the costs incurred in the development and improvement of the Company’s OTT service platform. Research and development expenses were $861,581 and $432,898 for the years ended February 2019 and 2019, respectively.

F-7

Translation Adjustment

The accounts of the Company were maintained, and its financial statements were expressed, in Hong Kong Dollar (“HKD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, "Foreign Currency Matters", with the HKD as the functional currency. Pursuant to the ASC 830, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates, and income statement items are translated at an average exchange rate for the period.

The resulting translation adjustments are reported under accumulated other comprehensive income (loss) as a component of stockholder’s equity (deficit).

Comprehensive Income (Loss)

Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) on its statements of stockholder’s equity(deficit) and statements of operations and comprehensive income (loss).

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

•	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

•	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as due to related party, approximate to fair value due to their relatively short maturities.

F-8

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 2. GOING CONCERN

The Company has incurred a net loss of $875,007 and $463,276 during the years ended February 28, 2019 and 2018, respectively. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. This presentation presumes funds will be available to finance ongoing research and development, operations and capital expenditures and permit the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial research and development expenditure levels, uncertain revenue streams, and difficulties in managing growth. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. The Company plans to seek additional funds through capital contributions and loans from its sole stockholder, officer, and director. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. RELATED PARTY TRANSACTIONS

The Company has advanced funds from its sole officer and stockholder for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances bear no interest rate and are due upon demand by the officer and stockholder.

As of February 28, 2019 and 2018, there were $136,265 and $123,220 advances outstanding, respectively. The outstanding balance bears no interest and is due upon request.

NOTE 4. STOCKHOLDER’S DEFICIT

Through 2017 to 2019, the Company’s sole director provided capital contribution for the Company’s research and development activities. During the years ended February 28, 2019 and 2018, the Company has received an aggregate amount of HKD 6,756,000, equivalent to $861,999, and HKD 3,377,600, equivalent to $433,436, respectively, and recorded such capital contribution as additional paid-in capital.

NOTE 5. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of February 28, 2019 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

F-9